UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 27, 2016

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On January 27, 2016, Double Canyon Vineyards, LLC (“Purchaser”), a wholly-owned subsidiary of Crimson Wine Group, Ltd. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Seven Hills Winery, LLC (“Seller”), pursuant to which, Purchaser concurrently acquired (the “Acquisition”), or has rights in, substantially all of the assets and certain liabilities of the Seller with respect to the Seven Hills Winery located in Walla Walla, Washington. The total potential consideration payable to the Seller under the Purchase Agreement is $5.75 million, comprised of a $5.0 million cash payment at closing and up to an aggregate of $0.75 million in future earn-out payments based on certain achievements of the acquired business over the 38 months following the closing of the Purchase Agreement.

The transition of the permitted winery operations of Seven Hills Winery remain subject to federal and Washington state regulatory approvals, and until such approvals are obtained such winery operations will be conducted by Seller for the benefit of Purchaser pursuant to a Leaseback and Transition Services Agreement entered into in connection with the Purchase Agreement.

The Purchase Agreement also includes customary representations, warranties, covenants and indemnities by Purchaser and Seller.

There is no material relationship between the Purchaser and Seller other than in respect of the Purchase Agreement and the transactions contemplated thereby.

Item 7.01Regulation FD Disclosure.

On January 27, 2016, the Company issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on January 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2016

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon McLaren

Name:  Shannon McLaren

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on January 27, 2016